Exhibit 99.1

REVLON REPORTS PRELIMINARY SECOND QUARTER 2016 RESULTS

New York, New York (July 18, 2016) -- Revlon, Inc. (NYSE: REV) announced today preliminary unaudited financial results for its second quarter ended June 30, 2016. These preliminary results are being provided in connection with the Company’s previously disclosed financing efforts that will provide the funds to consummate the acquisition of Elizabeth Arden, Inc., which was announced on June 16, 2016.

Preliminary results for the second quarter 2016 include:

•	Net sales of approximately $489 million, compared to net sales of $482 million in the prior year quarter, a growth of 1.3%, or 3.5% excluding the impact of foreign currency (“XFX”).

•	Adjusted EBITDA of approximately $89 million, compared to Adjusted EBITDA of approximately $90 million in the second quarter of 2015, a decline of 1.1%, or flat XFX.

•	As Reported Operating income of approximately $52 million, compared to approximately $61 million in the second quarter of 2015.

Preliminary results for the first six months of 2016 include:

•	Net sales of approximately $929 million, compared to net sales of approximately $921 million for the first six months of 2015, a growth of 0.8%, or 3.5% XFX.

•	Adjusted EBITDA of approximately $157 million, compared to Adjusted EBITDA of approximately $161 million for the first six months of 2015, a decline of 3%, or 2.0% XFX.

•	As Reported Operating income of approximately $88 million, compared to approximately $106 million for the first six months of 2015.

Commenting on the second quarter of 2016 preliminary results, Revlon’s President and Chief Executive Officer, Fabian Garcia, said “I am delighted with our continued trajectory of net sales growth in the second quarter. Once again, growth was fueled by product innovation and strong performance by established brands in both the Consumer and Professional segments. Our most salient innovations in our Consumer segment included the new Revlon Mascara collection, Ultra HD Matte lipcolor and the Kylie SinfulShine Collection. Mitchum anti-perspirant deodorants and Cutex nail products also performed well. In our Professional segment, American Crew’s line of special edition grooming products honoring Elvis Presley, an ultimate style icon, has continued to demonstrate strong sales in salons, as have Revlon Professional hair products.” Mr. Garcia continued “During the second quarter of 2016 we also announced that Revlon signed an agreement to acquire Elizabeth Arden, Inc. and we are very excited about the strategic long-term growth platform that this acquisition will provide for us to enter into new categories, channels and markets. We expect to close this acquisition by the end of 2016, subject to customary closing conditions.”

Preliminary net sales in the second quarter of 2016 grew 3.5% XFX, driven by higher net sales in our Consumer segment throughout most of the international region. From a brand perspective, Consumer segment net sales growth was driven by higher net sales of Revlon color cosmetics, Cutex nail products, SinfulColors color cosmetics and Mitchum anti-perspirant deodorants, partially offset by lower net sales of Almay color cosmetics. Professional segment net sales were essentially flat in the second quarter of 2016, compared to the second quarter of 2015, primarily due to higher net sales of Revlon Professional hair products and American Crew men’s grooming products throughout the international region, mostly offset by lower net sales of CND nail products due to the timing of product launches.

Preliminary Adjusted EBITDA was essentially flat, XFX, in the second quarter of 2016, compared to the second quarter of 2015, driven by the increase in net sales in the second quarter of 2016, offset by higher cost of goods as a result of product and country mix, as well as the unfavorable impact from transaction FX.

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This release presents the Company’s preliminary second quarter 2016 results using both U.S. GAAP (“As Reported”) and non-GAAP (“Adjusted”) measures. Adjusted measures exclude certain non-operating items from As Reported results and other unusual items identified by management that impact the comparability of the Company’s period-over-period preliminary results. As a result of the exclusion of these unusual items, the definition of Adjusted EBITDA has changed from that used in prior periods, and Adjusted EBITDA for prior periods presented in this release will be different from amounts reported in prior periods. In addition, the preliminary results have not been audited or reviewed by the Company’s independent registered public accounting firm and are subject to further adjustment. See footnote (a) for further discussion of the Company’s Adjusted preliminary measures. Reconciliations of As Reported results to Adjusted results are provided as an attachment to this press release.

Preliminary Financial Information. The preliminary financial information set forth in this press release has been prepared by the Company’s management. The foregoing information and estimates are unaudited and have not been compiled, reviewed or examined by the Company’s independent registered public accounting firm, nor have the Company’s independent registered public accounting firm performed any procedures with respect to this information or expressed any opinion or any form of assurance on such information. In addition, the foregoing information and estimates are subject to revision as the Company prepares its consolidated financial statements and other disclosures as of and for the three and six months ended June 30, 2016, including all disclosures required by U.S. GAAP and pursuant to SEC rules and regulations. Because the Company has not completed its normal quarterly closing and review procedures for the three and six months ended June 30, 2016, and subsequent events may occur that require material adjustments to these results, the final results and other disclosures for the three and six months ended June 30, 2016 may differ materially from these preliminary estimates. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP or as a measure of the Company’s performance. See “Forward-Looking Statements.”

Second Quarter 2016 Results Conference Call

The Company will host a conference call with members of the investment community on July 29, 2016 at 9:30 A.M. EDT to discuss second quarter 2016 results. Access to the call is available to the public at www.revloninc.com.

Investor Relations:
Siobhan Anderson  212-527-4656

or
Media Relations:
Pamela Alabaster 212-527-5863

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Footnotes to Press Release

(a) Non-GAAP Financial Measures: EBITDA and Adjusted EBITDA are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables. With respect to Adusted EBITDA for the second quarter and first six months of 2016, we are providing a quantitative reconciliation to the most directly comparable GAAP measure, operating income. We cannot provide a reconciliation to net income without unreasonable effort, as, among other things, certain items that impact these measures, such as adjustments to the provision for income taxes, have not yet been finalized.

The Company defines EBITDA as income from continuing operations before interest, taxes, depreciation, amortization, gains/losses on foreign currency fluctuations, gains/losses on the early extinguishment of debt, and miscellaneous expenses (the foregoing being the “EBITDA Exclusions”). To reflect the impact of non-cash stock compensation expense and certain other non-operating items that are not directly attributable to the Company's underlying operating performance (the “Non-Operating Items”), the Company presents Adjusted EBITDA to exclude these Non-Operating Items and to exclude the impact of certain unusual items impacting the comparability of the Company’s period-over-period results as seen through the eyes of management (the “Unusual Items”). The following table identifies the Non-Operating and Unusual Items excluded in the presentation of Adjusted EBITDA for all periods:

(USD millions) Income / (Loss) Adjustments to EBITDA	Q2 2016	Q2 2015
Non-Operating Items:
Non-cash stock compensation expense	$(1)	$(1)
Restructuring and related charges	(1)	3
Acquisition and integration costs	(6)	(5)
Deferred Consideration for CBB Acquisition	(1)	(1)
Inventory Purchase Accounting Adjustment	(0)	(1)
Unusual Items:
Gain on sale of certain non-core professional brands	$—	$—
Executive Management Changes	(2)	—

(USD millions) Income / (Loss) Adjustments to EBITDA	YTD 2016	YTD 2015
Non-Operating Items:
Non-cash stock compensation expense	$(3)	$(3)
Restructuring and related charges	(2)	2
Acquisition and integration costs	(6)	(6)
Deferred Consideration for CBB Acquisition	(2)	(1)
Inventory Purchase Accounting Adjustment	(0)	(1)
Unusual Items:
Gain on sale of certain non-core professional brands	$—	$3
Executive Management Changes	(3)	—

The Company excludes the EBITDA Exclusions, Non-Operating Items and Unusual Items, as applicable, in calculating non-GAAP measures because the Company's management believes that some of these items may not occur in certain periods, the amounts recognized can vary significantly from period to period and these items do not facilitate an understanding of the Company's underlying operating performance.

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The Company's management uses EBITDA and Adjusted EBITDA as operating performance measures (in conjunction with GAAP measures), as an integral part of its reporting and planning processes and to, among other things: (i) monitor and evaluate the performance of the Company's business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the Company's historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of the Company's management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that EBITDA and Adjusted EBITDA are useful to investors to provide them with disclosures of the Company's operating results on the same basis as that used by management. Additionally, management believes that EBITDA and Adjusted EBITDA provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to the Company's underlying operating performance. Additionally, management believes that providing these non-GAAP measures enhances the comparability for investors in assessing the Company’s financial reporting.

Accordingly, the Company believes that the presentation of EBITDA and Adjusted EBITDA, when used in conjunction with GAAP financial measures, are useful financial analytical measures, that are used by management, as described above and therefore can assist investors in assessing the Company's financial condition, operating performance and underlying strength. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for their respective most directly comparable As Reported measures prepared in accordance with GAAP, such as operating income. Other companies may define such non-GAAP measures differently. Also, while EBITDA is defined differently than Adjusted EBITDA for the Company's credit agreements and indenture, certain financial covenants in its borrowing arrangements are tied to similar measures. These non-GAAP financial measures should be read in conjunction with the Company's financial statements and related footnotes filed with the SEC.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic or industry conditions and/or conditions in the Company’s reportable segments; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation: (i) the Company’s ongoing quarterly closing and review process with respect to its quarter ended June 30, 2016, (ii) the review process by the Company’s independent registered public accounting firm with respect to the consolidated financial statements and other disclosures as of and for the three and six months ended June 30, 2016; (iii) the Company’s excitement about the strategic long-term growth platform that the Elizabeth Arden, Inc. acquisition will provide for us to enter into new categories, channels and markets; and (iv) the Company’s expectation to close the Elizabeth Arden acquisition by the end of 2016, subject to customary closing conditions. Actual results may differ materially from such forward-looking statements for a number of reasons, including as a result of the risks described and other items in Revlon’s or Elizabeth Arden’s filings with the SEC, including in Revlon’s and Elizabeth Arden’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2016 (which may be viewed on the SEC’s website at http://www.sec.gov or on Revlon, Inc.’s website at http://www.revloninc.com or on Elizabeth Arden’s website at http://corporate.elizabetharden.com, as applicable). Additional important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: (i) the acquisition not being timely completed, if completed at all; (ii) risks associated with the financing of the transaction; (iii) prior to the completion of the acquisition, Revlon’s or the Elizabeth Arden’s respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and/or (iv) the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized or will not be realized within the expected time period, such as due to, among other things, unanticipated circumstances, trends or events affecting the Company's financial performance, including decreased consumer spending in response to weak economic conditions or weakness in the consumption of beauty-related products; lower than expected acceptance of new products; adverse changes in foreign currency exchange rates; decreased sales of products as a result of increased competitive activities by competitors; and/or decreased performance by third party suppliers. Factors other than those referred to above could also cause Revlon’s or Elizabeth Arden’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, Revlon’s or Elizabeth Arden’s websites or other websites referenced herein shall not be incorporated by reference into this press release.

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REVLON, INC. AND SUBSIDIARIES
EBITDA AND ADJUSTED EBITDA RECONCILIATION
(dollars in millions)

	Three Months Ended June 30,
	2016	2015
	(Unaudited)
Reconciliation to operating income:
Operating Income	$52	$61

Depreciation and amortization	26	25

EBITDA	79	86

Non-operating items:
Non-cash stock compensation expense	1	1
Restructuring and related charges	1	(3)
Acquisition and integration costs	6	5
Inventory purchase accounting adjustment	0	1
Deferred consideration for CBB acquisition	1	1

Unusual items:
Executive management changes	2	—

Adjusted EBITDA	$89	$90
*	Schedule may not foot due to rounding

	Six Months Ended June 30,
	2016	2015
	(Unaudited)
Reconciliation to operating income:
Operating Income	$88	$106

Depreciation and amortization	52	51

EBITDA	140	157

Non-operating items:
Non-cash stock compensation expense	3	3
Restructuring and related charges	2	(2)
Acquisition and integration costs	6	6
Inventory purchase accounting adjustment	0	1
Deferred consideration for CBB acquisition	2	1

Unusual items:
Gain on sale of certain non-core professional brands	—	(3)
Executive management changes	3	—

Adjusted EBITDA	$157	$161
*	Schedule may not foot due to rounding

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